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                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.   20549
                            --------------------

                                  FORM T-1

       STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

       CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)
                                    ----------

                       ==============================

                            BANKERS TRUST COMPANY
             (Exact name of trustee as specified in its charter)

NEW YORK                                         13-4941247
(Jurisdiction of Incorporation or                (I.R.S. Employer
organization if not a U.S. national bank)        Identification no.)


FOUR ALBANY STREET
NEW YORK, NEW YORK                               10006
(Address of principal                            (Zip Code)
executive offices)

                            BANKERS TRUST COMPANY
                            LEGAL DEPARTMENT
                            130 LIBERTY STREET, 31ST FLOOR
                            NEW YORK, NEW YORK  10006
                            (212) 250-2201
          (Name, address and telephone number of agent for service)

                       =================================

                    FIRST FINANCIAL CARIBBEAN CORPORATION
             (Exact name of obligor as specified in its charter)

COMMONWEALTH OF PUERTO RICO                                 66-0312162
(State or other jurisdiction of                             (I.R.S. employer
Incorporation or organization)                              Identification no.)


1159 FRANKLIN D. ROOSEVELT AVENUE
SAN JUAN, PUERTO RICO                                       00920
(Address of principal executive offices)                    (Zip Code)


                  $75,000,000,    % SENIOR NOTES DUE 2006
                               ---
                  (Title of the indenture securities)

ITEM   1.        GENERAL INFORMATION.
                 Furnish the following information as to the trustee.

                 (a) Name and address of each examining or supervising authority to which it is subject.

                 NAME                                      ADDRESS

                 Federal Reserve Bank (2nd District)       New York, NY
                 Federal Deposit Insurance Corporation     Washington, D.C.
                 New York State Banking Department         Albany, NY

                 (b) Whether it is authorized to exercise corporate trust powers.

                          Yes.

ITEM   2.        AFFILIATIONS WITH OBLIGOR.

                 If the obligor is an affiliate of the Trustee, describe each such affiliation.

                 None.

ITEM   3. -15.   NOT APPLICABLE

ITEM  16.        LIST OF EXHIBITS.

                 EXHIBIT 1 - Restated Organization Certificate of Bankers Trust
                             Company dated August 7, 1990, Certificate of
                             Amendment of the Organization Certificate of Bankers Trust Company dated June 21, 1995 - Incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No. 33-65171, and Certificate of Admendment of the Organization Certificate of Bankers Trust Company dated March 21, 1996, copy attached.

                 EXHIBIT 2 - Certificate of Authority to commence business -
                             Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.


                 EXHIBIT 3 - Authorization of the Trustee to exercise
                             corporate trust powers - Incorporated
                             herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.

                 EXHIBIT 4 - Existing By-Laws of Bankers Trust Company, dated as amended on October 19, 1995. - Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 33-65171.


                                     -2-

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                 EXHIBIT 5 - Not applicable.

                 EXHIBIT 6 - Consent of Bankers Trust Company required by
                             Section 321(b) of the Act. - Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 22-18864.

                 EXHIBIT 7 - A copy of the latest report of condition of
                             Bankers Trust Company dated as of June 30, 1996.

                 EXHIBIT 8 - Not Applicable.

                 EXHIBIT 9 - Not Applicable.







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



                             State of New York,


                             Banking Department



     I, PETER M. PHILBIN, Deputy Superintendent of Bank of the State of New York, DO HEREBY APPROVE the annexed Certificate entitled "CERTIFICATE OF AMENDMENT OF THE ORGANIZATION CERTIFICATE OF BANKERS TRUST COMPANY UNDER
SECTION 8005 OF THE BANKING LAW," dated March 20, 1996, providing for an increase in authorized capital stock from $1,351,666,670 consisting of 85,166,667 shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of $1,000,000 each designated as Series Preferred Stock to $1,501,666,670 consisting of 100,166,667 shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of $1,000,000 each designated as Series Preferred Stock.

WITNESS, my hand and official seal of the Banking Department at the City of New York,
                    this   21ST    day of    MARCH     in the Year of our
                    Lord one thousand nine hundred and NINETY-SIX.



                                             Peter M. Philbin
                                        ------------------------------
                                        Deputy Superintendent of Banks

                         CERTIFICATE OF AMENDMENT

                                   OF THE

                          ORGANIZATION CERTIFICATE

                              OF BANKERS TRUST

                   Under Section 8005 of the Banking Law

                       _____________________________

     We, James T. Byrne, Jr. and Lea Lahtinen, being respectively a Managing Director and an Assistant Secretary of Bankers Trust Company, do hereby certify:

     1.   The name of the corporation is Bankers Trust Company.

     2. The organization certificate of said corporation was filed by the Superintendent of Banks on the 5th of march, 1903.

     3. The organization certificate as heretofore amended is hereby amended to increase the aggregate number of shares which the corporation shall have authority to issue and to increase the amount of its authorized capital stock in conformity therewith.

     4. Article III of the organization certificate with reference to the authorized capital stock, the number of shares into which the capital stock shall be divided, the par value of the shares and the capital stock outstanding, which reads as follows:

     "III.   The amount of capital stock which the corporation is
     hereafter to have is One Billion, Three Hundred Fifty One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($1,351,666,670), divided into Eighty-Five Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (85,166,667) shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

is hereby amended to read as follows:

     "III.   The amount of capital stock which the corporation is
     hereafter to have is One Billion, Five Hundred One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($1,501,666,670), divided into One Hundred Million, One Hundred Sixty Six Thousand, Six Hundred Sixty-Seven (100,166,667) shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

     6. The foregoing amendment of the organization certificate was authorized by unanimous written consent signed by the holder of all outstanding shares entitled to vote thereon.

     IN WITNESS WHEREOF, we have made and subscribed this certificate this 20th day of March , 1996.


                                        James T. Byrne, Jr.
                                   ----------------------------
                                        James T. Byrne, Jr.
                                        Managing Director


                                        Lea Lahtinen
                                   ----------------------------
                                        Lea Lahtinen
                                        Assistant Secretary

State of New York        )
                         )  ss:
County of New York)

     Lea Lahtinen, being fully sworn, deposes and says that she is an Assistant Secretary of Bankers Trust Company, the corporation described in the foregoing certificate; that she has read the foregoing certificate and knows the contents thereof, and that the statements herein contained are true.

                                        Lea Lahtinen
                                   ----------------------------
                                        Lea Lahtinen

Sworn to before me this 20th day
of March, 1996.


     Sandra L. West
- -------------------------
     Notary Public

        SANDRA L. WEST                       Counterpart filed in the
     Notary Public State                     Office of the Superintendent
         of New York                         of Banks, State of New York
        No. 31-4942101                       This 21st day of March, 1996
       Qualified in New
         York County
      Commission Expires
      September 19, 1996

Legal Title of Bank:      Bankers Trust Company       Call Date: 6/30/96       ST-BK:    36-4840        FFIEC  031
Address:                  130 Liberty Street          Vendor ID: D             CERT:  00623             Page RC-1
City, State    ZIP:       New York, NY  10006                                                           11
FDIC Certificate No.:     |  0 |  0 |  6 |  2 |  3

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS JUNE 30, 1996

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, reported the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET
                                                                                                              C400
                                                                    Dollar Amounts in Thousands     RCFD    Bil Mil Thou
- ------------------------------------------------------------------------------------------------------------------------
ASSETS                                                                                              //////////////////
  1.    Cash and balances due from depository institutions (from Schedule RC-A):                    //////////////////
         a.   Noninterest-bearing balances and currency and coin(1) ............................... 0081       1,631,000  1.a.
         b.   Interest-bearing balances(2) ........................................................ 0071       2,066,000  1.b.
  2.    Securities:                                                                                 //////////////////
         a.   Held-to-maturity securities (from Schedule RC-B, column A) ..........................  1754              0  2.a.
         b.   Available-for-sale securities (from Schedule RC-B, column D).........................  1773      3,761,000  2.b.
  3    Federal funds sold and securities purchased under agreements to resell in domestic offices    //////////////////
        of the bank and of its Edge and Agreement subsidiaries, and in IBFs:                         //////////////////
        a.   Federal funds sold ...................................................................  0276      5,162,000  3.a.
        b.   Securities purchased under agreements to resell ......................................  0277      4,192,000  3.b.
  4.   Loans and lease financing receivables:                                                        //////////////////
        a.   Loans and leases, net of unearned income (from Schedule RC-C)   RCFD 2122  24,849,000   //////////////////   4.a.
        b.   LESS:   Allowance for loan and lease losses.....................RCFD 3123     923,000   //////////////////   4.b.
        c.   LESS:   Allocated transfer risk reserve ........................RCFD 3128           0   //////////////////   4.c.
        d.   Loans and leases, net of unearned income,                                               //////////////////
             allowance, and reserve (item 4.a minus 4.b and 4.c) ..................................  2125     23,926,000  4.d.
  5.   Assets held in trading accounts ............................................................  3545     33,052,000  5.
  6.   Premises and fixed assets (including capitalized leases)....................................  2145        858,000  6.
  7.   Other real estate owned (from Schedule RC-M) ...............................................  2150        216,000  7.
  8.   Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)      2130        271,000  8.
  9.   Customers' liability to this bank on acceptances outstanding ...............................  2155        572,000  9.
 10.   Intangible assets (from Schedule RC-M) .....................................................  2143        18,000   10.
 11.   Other assets (from Schedule RC-F) ..........................................................  2160     7,612,000   11.
 12.   Total assets (sum of items 1 through 11) ...................................................  2170    83,337,000   12.



__________________________
(1)      Includes cash items in process of collection and unposted debits.
(2)      Includes time certificates of deposit not held in trading accounts.


Legal Title of Bank:      Bankers Trust Company       Call Date: 6/30/96       ST-BK:    36-4840       FFIEC  031
Address:                  130 Liberty Street          Vendor ID: D             CERT:  00623            Page  RC-2
City, State      Zip:     New York, NY  10006                                                          12
FDIC Certificate No.:     |  0 |  0 |  6 |  2 |  3

<Cation>
SCHEDULE RC--CONTINUED
                                                     Dollar Amounts in Thousands                    ////////Bil Mil Thou
- ----------------------------------------------------------------------------------------------------------------------------------
LIABILITIES                                                                                         ////////////////////////
13.    Deposits:                                                                                    ///////////////////////
       a.   In domestic offices (sum of totals of columns A and C from Scedule RC-E, part I)        RCON 2200   9,040,000   13.a.
            (1)   Noninterest-bearing(1) ....................................RCON 6631   3,569,000../////////////////////// 13.a.(1)
            (2)   Interest-bearing .................................. .....  RCON 6636   5,471,000../////////////////////// 13.a.(2)
       b.   In foreign offices, Edge and Agreement subsidiaries, and IBFs                           ///////////////////////
            (from Schedule RC-E part II)                                                            RCFN 2200  19,648,000   13.b.
            (1)   Noninterest-bearing .................................      RCFN 6631     494,000  /////////////////////// 13.b.(1)
            (2)   Interest-bearing .......................................   RCFN 6636  19,154,000  /////////////////////// 13.b.(2)
14.    Federal funds purchased and securities sold under agreements to repurchase in                ///////////////////////
       domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:        ///////////////////////
       a.   Federal funds purchased................................................................ RCFD 0278   2,564,000   14.a.
       b.   Securities sold under agreements to repurchase ........................................ RCFD 0279     790,000   14.b.
15.    a.   Demand notes issued to the U.S. Treasury .............................................. RCON 2840           0   15.a.
       b.   Trading liabilities ................................................................... RCFD 3548  18,177,000   15.b.
16.    Other borrowed money:                                                                        //////////////////////    /
         a.   With original maturity of one year or less........................................... RCFD 2332  16,421,000   16.a.
         b.   With original maturity of more than one year......................................... RCFD 2333   3,388,000   16.b.
17.    Mortgage indebtedness and obligations under capitalized leases ............................. RCFD 2910      31,000   17.
18.    Bank's liability on acceptances executed and outstanding ................................... RCFD 2920     572,000   18.
19.    Subordinated notes and debentures .......................................................... RCFD 3200   1,227,000   19.
20.    Other liabilities (from Schedule RC-G) ..................................................... RCFD 2930   6,911,000   20.
21.    Total liabilities (sum of items 13 through 20) ............................................. RCFD 2948  78,769,000   21.
                                                                                                    ///////////////////////
22.    Limited-life preferred stock and related surplus ........................................... RCFD 3282           0   22.
EQUITY CAPITAL                                                                                      ///////////////////////
23.    Perpetual preferred stock and related surplus .............................................. RCFD 3838     500,000   23.
24.    Common stock ............................................................................... RCFD 3230   1,002,000   24.
25.    Surplus (exclude all surplus related to preferred stock) ................................... RCFD 3839     528,000   25.
26.    a.   Undivided profits and capital reserves ................................................ RCFD 3632   2,915,000   26.a.
       b.   Net unrealized holding gains (losses) on available-for-sale securities ................ RCFD 8434  (    5,000)  26.b.
27.    Cumulative foreign currency translation adjustments ........................................ RCFD 3284  (  372,000)  27.
28.    Total equity capital (sum of items 23 through 27) .......................................... RCFD 3210   4,568,000   28.
29.    Total liabilities, limited-life preferred stock, and equity capital (sum of items 21, 22,     ///////////////////////
         and 28)................................................................................... RCFD 3300  83,337,000   29.

Memorandum
To be  reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the
   bank by independent external                                                                                    Number
   auditors as of any date during 1995 ............................................................ RCFD 6724         2     M.1


1 = Independent audit of the bank conducted in accordance       4 = Directors' examination of the bank performed by other
    with generally accepted auditing standards by a certified       external auditors (may be required by state chartering
    public accounting firm which submits a report on the bank       authority)
2 = Independent audit of the bank's parent holding company      5 = Review of the bank's financial statements by external
    conducted in accordance with generally accepted auditing        auditors
    standards by a certified public accounting firm which       6 = Compilation of the bank's financial statements by external
    submits a report on the consolidated holding company            auditors
    (but not on the bank separately)                            7 = Other audit procedures (excluding tax preparation work)
3 = Directors' examination of the bank conducted in             8 = No external audit work
     accordance with generally accepted auditing standards
     by a certified public accounting firm (may be required by
     state chartering authority)
- ----------------------
(1)  Including total demand deposits and noninterest-bearing time and savings deposits.


                                  SIGNATURE



         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 28th day of August, 1996.


                                                   BANKERS TRUST COMPANY



                                                   By: /s/ Susan Johnson
                                                       ------------------------
                                                       Susan Johnson
                                                       Assistant Vice President























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